EXHIBIT 3.(ii).2

                                Glint Corporation
                            (a Delaware corporation)

                                     BY-LAWS

                                    ARTICLE I
                                     Offices

         1. Registered Office and Agent. The corporation shall maintain a registered office and a registered agent in the State of Delaware. The registered office and the registered agent may be changed from time to time by the board of directors, provided that a certificate certifying a change shall be filed with the Recorder of the county in which the former office was located and with the Recorder of the county in which the new office is located, and, in the case of a changed registered agent, also with the office of the Secretary of State of the State of Delaware.

         2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            Meetings of Stockholders

         1. General. Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as the board of directors may fix from time to time and as shall be stated in the notice of the meeting or in a duly executed waiver of notice.

         2. Annual Meeting. An annual meeting of the stockholders shall be held at such time and on such date during the month of October or November as may be determined by the board of directors and set forth in the notice of the meeting. At such annual meeting, the stockholders shall elect a board of directors to succeed those whose terms expire and transact such other business as may properly be brought before the meeting.

         3. Special Meetings. Special meetings of the stockholders may be called by the president, the secretary, the board of directors, or the holders of not less than one-fifth of all the outstanding shares entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting.

         4. Notices of Meetings and Adjourned Meetings. A written notice of each annual or special meeting of the stockholders stating the time and place thereof, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting, by leaving such notice with him or at his residence or usual place of business, or by mail, directed to each stockholder at his address as it appears on the records of the corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid. The notice of a special meeting of the stockholders shall state the purpose or purposes for which the meeting is called. An affidavit of the secretary, assistant secretary, or transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. No notice need be given to any person who has waived such notice (a) in writing signed by such person before or after the time of the meeting, or (b) by attending the

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meeting  except for the express  purpose of  objecting,  at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. When a meeting is adjourned to another time and place, notice need not be given for the adjourned meeting if the time and place thereof are announced at the meeting before adjournment, except that, if the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in the manner provided in this Section 4.

         5. Quorum. At any meeting of the stockholders, a quorum for the transaction of business shall consist of one or more individuals appearing in person or represented by proxy and owning or representing a majority of the shares of the corporation then outstanding and entitled to vote. The stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding there is thereafter less than a quorum on account of the withdrawal of stockholders, provided that holders of not less than one-third of the shares of the corporation then outstanding remain. If a meeting cannot be organized because a quorum has not attended, those present may, if holders of not less than one-third of the shares of the corporation then outstanding are present, adjourn the meeting from time to time until a quorum is present, at which time any business which could have been transacted at the meeting as originally called may be transacted.

         6. Voting. Unless otherwise provided in the Certificate of Incorporation and subject to the provisions of Section 10 of this Article II, each stockholder shall have one vote for each share of stock entitled to vote held by him according to the records of the corporation. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote the pledged shares, in which case only the pledgee or his proxy shall be entitled to vote. Shares which stand of record in the names of two or more persons as joint tenants, or tenants in common, or tenants by the entirety, may be voted in person or by proxy by any one or more of such persons. If more than one of such persons votes such shares, the vote shall be as indicated by a majority thereof, unless the vote is evenly split, in which case the vote shall be apportioned proportionally.

         7. Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder or his duly authorized attorney-in-fact. No proxy shall be valid after 3 years from its date, unless the proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the person executing it or his personal representative or assigns, unless such proxy specifies that it is irrevocable and it is coupled with an interest.

         8. Action at Meeting. When a quorum is present at any meeting, the vote of the holders of a majority of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute, the Certificate of Incorporation, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. In elections of directors, those receiving the greatest number of votes shall be deemed elected even though not receiving a majority. Unless the Certificate of Incorporation provides otherwise, a ballot shall be required for any election of directors, but not for other matters unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

         9. Record Date. (a) For the purposes of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors may fix in advance a date as the record date for the determination of stockholders, such date to be not more than

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60 days and,  in the case of a meeting  of  stockholders,  not less than 10 days prior to the date on which the particular action requiring the determination of stockholders is to be taken.

         (b)  If no record date is fixed:

              (1) The record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, shall be at the close of business on the day immediately preceding the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be.

              (2) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.

              (3) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

         (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         10. Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of two-thirds of the outstanding stock entitled to vote or, if a higher number of votes is required by law, the Certificate of Incorporation, these bylaws, or contract, by the number of votes that would be necessary to take the action at a meeting, provided that a copy of such action is promptly given to any stockholders who have not consented in writing. A copy of such consents shall be filed with the minutes of proceedings of the stockholders.

                                   ARTICLE III
                                    Directors

         1. Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

         2. Number of Directors. The board of directors shall consist of not less than one nor more than seven persons. Within such limitations, the number of directors shall be determined by and may be increased or decreased by a resolution of the board of directors or to any number by amendment of these bylaws.

         3. Qualification. Directors need not be stockholders of the corporation or residents of the State of Delaware.

         4. Election and Tenure. Each director shall be elected by plurality vote of the stockholders at the annual meeting or as provided in Section 5 of this Article III. Each director shall serve until the date fixed in these bylaws for the annual meeting of stockholders three years after his election and thereafter until his successor is elected and qualified, or until his earlier resignation or removal.


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         5. Vacancies and Newly Created  Directorships.  Any  directorship to be filled by reason of an increase in the number of directors, as well as any vacancy occurring for any other reason, may be filled by affirmative vote of a majority of the remaining directors, although less than a quorum, or by election at an annual meeting of stockholders or at a special meeting of stockholders entitled to vote called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         6. Removal. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, subject to the limitations set forth in the General Corporation Law of the State of Delaware for directors elected by classes of stockholders and for directors elected pursuant to cumulative voting.

         7. Resignation. Any director of the corporation may resign at any time by giving written notice to the board of directors, to its chairman (if any), to the president or secretary, and any member of a committee may resign therefrom at any time by giving notice as aforesaid or to the chairman or secretary of such committee. Any such resignation shall take effect upon delivery thereof, unless the resignation specifies a later date, in which event it shall take effect at such later date. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         8. Regular Meetings. Regular meetings of the directors may be held at such times and places as shall from time to time be fixed by resolution of the board, and no notice need be given of regular meetings held at times and places so fixed; provided, however, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders and that, if at any meeting of directors at which a resolution is adopted fixing the times or place or places for any regular meetings any director is absent, no meeting shall be held pursuant to such resolution without notice to or waiver by such absent director pursuant to Section 10 of this
Article III.

         9. Special Meetings. Special meetings of the directors may be called by the chairman of the board (if any), the president, the secretary, or by any two directors, and shall be held at the place and on the date and hour designated in the call thereof.

         10. Notices. Notices of any special meeting of the directors shall be given by the president, vice president or secretary or an assistant secretary to each director, by mailing to him, postage prepaid, and addressed to him at his address as registered on the books of the corporation, or if not so registered, at his last known home or business address, a written notice of such meeting at least four days before the meeting or by delivering such notice to him at least 48 hours before the meeting or by sending to him notice of such meeting by prepaid telegram addressed to him at such address or by fax to his last known fax number at least 48 hours before the meeting; provided however, that any board member may except himself from notification by fax upon written request to the corporation's secretary. In the absence of all such officers, such notice may be given by the officer or one of the directors calling the meeting. Notice need not be given to any director who has waived notice (a) in writing executed by him before or after the meeting (which notice shall be filed with the records of the meeting), or (b) by attending the meeting (except for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened).

         11. Quorum. At any meeting of the directors a majority of the entire board of directors shall constitute a quorum for the transaction of business; provided always that any number of directors (whether or not constituting a quorum) present at any meeting or at any adjourned meeting may adjourn such meeting, provided that all absent directors receive or waive notice of any such adjournment that exceeds four business days pursuant to Section 10.

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         12.  Action at Meeting.  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless the act of a greater number is required by law, the Certificate of Incorporation, or these bylaws.

         13. Action by Written Consent. Any action required or permitted to be taken at a meeting of the board of directors, or at a meeting of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing. Such writing or writings shall be filed with the minutes of proceedings of the board or committee.

         14. Place of Meetings. Unless the board of directors should adopt a resolution providing otherwise, all meetings of the board, regular or special, shall be held at an appropriate location in the same country as the corporation's principal business office, or at the office of the corporation's general counsel. Any resolution providing for a different location shall be effective only until the next annual meeting of stockholders, and the address of such different location shall be stated in the notice. Meetings may be held at the principal office of the corporation or elsewhere as appears appropriate.

         15. Telephonic Meetings. Members of the board of directors or any committee thereof may participate in a meeting of such board of committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and participation in a meeting pursuant to this Section 15 shall constitute presence in person at such meeting.

         16. Compensation. The board of directors, irrespective of their personal interest, may provide that directors be paid their expenses, if any, of attendance at meetings of the board and be paid a fixed sum for attendance at each such meeting or a stated salary as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         17. Committees. (a) The board of directors may, by resolution passed by a majority of the whole board, designate two or more directors to constitute an executive committee. The board may also designate one or more directors as alternate members of such committee, who may replace any absent or disqualified member at any meeting of the committee. Unless otherwise provided by the resolution establishing such committee, the executive committee shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation; but the designation of such committee and the delegation of authority thereto shall not operate to relieve any director or the board of directors of any responsibility imposed upon him or it by law. In no event shall the executive committee have power or authority in reference to amending the Certificate of Incorporation, a plan of merger or consolidation, a plan of exchange under which the corporation would be acquired, the sale, lease or exchange, or the mortgage of pledge for a consideration other than money, of all, or exchange of all or substantially all of the corporation's property or assets, otherwise than in the usual course of business, the voluntary dissolution of the Corporation, revocation of voluntary dissolution proceedings, or the amendment of these bylaws. Such a committee may, to the extent expressly provided in the resolution of the board of directors, have the power or authority to declare a dividend or to authorize the issuance of stock.

         (b) The board of directors may designate such other committees as it deems appropriate, but such committees shall not have the power to act for the board of directors.


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         (c) At any meeting of a  committee,  a majority of the whole  committee shall constitute a quorum and, except as otherwise provided by statute, by the Certificate of Incorporation, or by these bylaws, the affirmative vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee.

         (d) Each committee, except as otherwise provided by resolution of the board of directors, shall fix the time and place of its meetings, shall adopt its own rules and procedures, and shall keep a record of its acts and proceedings and report the same from time to time to the board of directors. The acts and proceedings of any executive committee shall be kept with the minutes of the board of directors.

                                   ARTICLE IV
                                    Officers

         1. Officers and Their Election. The officers of the corporation shall consist of a president, a treasurer (who shall be the chief financial officer), a secretary, one or more vice presidents, an assistant secretary, and an assistant treasurer and such other officers and assistant officers as the board of directors may from time to time determine and elect or appoint. The board of directors may elect one of its members as chairman of the board and another of its members as vice chairman and from time to time define the powers and duties of such offices. The president, the secretary and the chief financial officer shall be elected by the board of directors at the first meeting of the board after the annual meeting of stockholders. Such officers may, but need not, be members of the board of directors. Two or more offices may be held by the same person.

         2. Term of Office. The president, the chief financial officer, the treasurer and the secretary shall, unless sooner removed under the provisions of these bylaws, hold office until the next annual election of officers and shall hold office thereafter until their respective successors are elected and qualified or until their earlier resignation or removal. All other officers shall hold office for such term as shall be determined from time to time by the board of directors.

         3.   Vacancies.    Any  vacancy  occurring  in  any  office  by  death,
resignation, removal or otherwise may be filled by the board of directors.

         4. President. The president shall be the chief executive officer of the corporation, except as the board of directors may otherwise provide. It shall be his duty as chief executive officer and he shall have the power to see that all orders and resolutions of the board of directors are carried into effect. He shall from time to time report to the board of directors all matters within his knowledge which the interests of the corporation may require to be brought to its notice. The president, when present, shall preside at all meetings of the stockholders and, when there is no chairman or vice-chairman present, at meetings of the board of directors, unless otherwise provided by the board of directors. The president shall perform such duties and have such powers additional to or different from the foregoing as the board of directors shall designate.

         5. Chairman of the Board. The chairman of the board shall preside at all meetings of the board of directors and shall have the other powers and duties expressly designated in these bylaws, and shall perform such duties and have such powers additional thereto as the board of directors shall designate.

         6. Vice Presidents. When the president is the chief executive officer, in his absence or disability, his powers and duties shall be performed by the vice president, if only one, or, if more than one, by the one designated for the purpose by the board of directors as the executive vice president, and if none is so named, the most senior vice president. Where another officer has been designated to serve

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as the chief executive  officer,  the president  shall,  unless the board should designate to the contrary, serve in his place as chief executive officer with the full powers of said office in his absence or disability. Each vice president shall perform such additional duties as the president and/or board of directors may designate, and have such additional powers as the board of directors shall designate.

         7. Treasurer and Assistant Treasurers. The treasurer shall be the chief financial officer, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the board of directors or, in the absence of such designation, in such depositories as shall be approved by the president. He shall disburse the funds of the corporation as shall be ordered by the president and/or board of directors, taking proper vouchers for such disbursements. He shall promptly render to the president and to the board of directors such statements of his transactions and accounts as the president or board of directors may from time to time require. In the treasurer's absence or disability, his powers and duties shall be performed by an assistant treasurer. The treasurer and assistant treasurer shall perform such duties additional to the foregoing as the president or board of directors may designate, and shall have such additional powers as the board of directors may designate.

         8. Secretary and Assistant Secretaries. The secretary shall issue notices of all meetings of stockholders, of the board of directors and of committees thereof where notices of such meetings are required by law or these bylaws. He shall record the proceedings of meetings of the stockholders and of the board of directors and shall be responsible for the custody of such minutes in a book to be kept for that purpose. He shall also record the proceedings of the executive committee and of such other committees as the board of directors may direct. Unless the board of directors shall appoint a transfer agent and/or registrar, the secretary shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers. He shall sign such instruments as require his signature. The secretary shall have custody of the corporate seal and shall affix and attest such seal on all documents whose execution under seal is duly authorized. In his absence at any meeting, an assistant secretary or the secretary pro tempore shall perform his duties thereat. He shall perform such additional duties as the president and/or board of directors shall designate and have such powers additional to the foregoing as the board of directors may designate. In the absence or disability of the secretary, his powers and duties shall be performed by the assistant secretary, if only one, or, if more than one, by the one designated for the purpose by the president or by the board of directors. Each assistant secretary shall perform such duties as the president and/or board of directors shall designate and have such powers additional to the foregoing as the board of directors may designate.

         9. Salaries. The salaries and other compensation of officers, agents and employees shall be fixed from time to time by or under authority from the board of directors. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director of the corporation.

         10. Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors, with or without cause, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         11. Bond. The corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.


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         12. Resignations. Any officer, agent or employee of the corporation may resign at any time by giving written notice to the board of directors or to its chairman, or to the president or to the secretary of the corporation. Any such resignation shall take effect upon receipt thereof by the corporation, or at such later date as is specified in the notice and accepted by the corporation; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                    ARTICLE V
                          Indemnification of Directors
                         Officers, Employees and Agents

         1. Civil and Criminal Actions and Proceedings. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and the corporation may in the discretion of the directors indemnify any such person serving as an employee or agent of the corporation or another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         2. Actions by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and the corporation may in the discretion of the directors indemnify any such person serving as an employee or agent of the corporation or another enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, a court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which said court shall deem proper.

         3. Expenses. To the extent that a director, officer, employee, or agent of the corporation entitled to indemnity under this Article IV has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         4. Individual Determination. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

         5. Advance Payment of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined in accordance with this Article that he is entitled to be indemnified by the corporation.

         6.  Scope and  Nonexclusivity.  The  indemnification  provided  by this
Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may or would, by effective corporate action, be entitled under or pursuant to the General Corporation Law of the State of Delaware as from time to time amended (which rights are hereby incorporated by reference herein), or under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in other capacities while holding such offices, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         7. Insurance. The board of directors may at any time and from time to time cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

         8. Constituent, Resulting and Surviving Corporations. For purposes of this Article, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                                   ARTICLE VI
                                  Capital Stock

         1. Certificates Representing Shares. The shares of the corporation shall be represented by certificates signed by the president or a vice president and the secretary or an assistant secretary and bearing the seal of the corporation. Such seal may be a facsimile. Where such a certificate is countersigned by a transfer agent other than the corporation or an employee of the corporation, or by a transfer clerk and registered by a registrar, the signatures of the president or vice president and the secretary or assistant secretary upon such certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to hold such office at the date of its issue.

         2. Information on Certificate. Each certificate representing shares shall state on its face the name of the corporation and that it is organized under the laws of the State of Delaware, the name of the person to whom such shares are issued, the number and class of shares which such certificate represents, and the par value of each share represented by such certificate, or a statement that the shares are without par value.

         3. Limitations on Transferability. Every certificate representing shares the transferability of which is restricted or limited shall state upon its face that the transferability of such shares is restricted or limited, and the face or back thereof shall either set forth a full or summary statement of any such restriction or limitation or shall state that the corporation will furnish to any shareholder upon request and without charge a full or summary statement thereof.

         4. Classes of Stock. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, every certificate representing shares issued by the corporation shall set forth upon the face or back thereof, or shall state that the corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

         5. Payment. No certificate shall be issued for any share until such share is fully paid.

         6. Transfer of Stock. Shares of stock shall be transferable on the books of the corporation pursuant to applicable law and such rules and regulations as the board of directors shall from time to time prescribe. The board of directors may at any time or from time to time appoint a transfer agent or agents or a registrar or registrars for the transfer or registration of shares of stock.

         7. Holders of Record. Prior to presentment for registration of transfer, the corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

         8. Lost, Stolen, or Destroyed Stock Certificates. The board of directors may direct a new stock certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person registered as the owner thereof. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft, or destruction of such certificates or the issuance of such new certificate.

                                   ARTICLE VII
                                Books and Records

         1. Maintenance. The corporation shall keep correct and complete books and records of account and shall also keep minutes of the proceedings of its stockholders and board of directors; and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders alphabetically and the number and class of the shares held by each.

         2. Access by Stockholder. Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours of business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. All demands under this Section 2 shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

         3. Access by Director. Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director.

                                  ARTICLE VIII
                            Miscellaneous Provisions

         1. Checks, Notes, Drafts and Other Instruments. Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by the president or any other officer or officers or person or persons authorized by the board of directors to sign the same. No other officer or person shall sign any such instruments unless authorized by the board of directors to do so.

         2. Corporate Seal. The seal of the corporation shall be circular in form, bearing the name of the corporation, the words "State of Delaware" and the year of incorporation, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         3. Fiscal Year. The fiscal year of the corporation shall commence on July 1 and end on June 30 each year.

         4. Separability. If any term or provision of the bylaws, or the application thereof to any person or circumstances or period of time, shall to any extent be invalid or unenforceable, the remainder of the bylaws shall be valid and enforced to the fullest extent permitted by law.

         5. Amendments. The power to adopt, amend and repeal bylaws is vested in the board of directors by the Certificate of Incorporation, but such bylaws may be amended or repealed and new bylaws may be adopted by vote of the stockholders entitled to vote for directors. Any bylaw adopted or amended by the stockholders may be altered or repealed only by the stockholders until one year after the adoption thereof.


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



                                  CERTIFICATION

                   I hereby certify that the foregoing bylaws are those adopted by the corporation's Incorporator as of July 10, 2000, and ratified by the corporation's Board of Directors on July , 2000.


                                              /s/ Roma Kidd
                                              --------------------
                                              Roma Kidd, President



                                      -12-